Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
December 18, 2012

American Natural Energy Corporation
(Exact name of registrant as specified in its charter)

Oklahoma	0-18596	73-1605215
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6100 South Yale - Suite 2010, Tulsa, Oklahoma 74136
(Address of principal executive offices)

Registrant’s telephone number, including area code: (918) 481-1440

______________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[   ] Written communications pursuant to Rule 425 under the Securities Act
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 11, 2013, American Natural Energy Corporation (the “Company”) held its annual shareholder meeting in Tulsa, Oklahoma. At the meeting, the Company submitted a proposal for shareholder approval of the 2012 Stock Option Plan (the "2012 Plan"). The 2012 Plan was approved by the shareholders. See Item 5.07 below. The 2012 Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference in response to this item.

Item 5.07 Submission of Matters to a Vote of Security Holders

(a)	The Company held its Annual Meeting of Shareholders on January 11, 2013.

(b)	Shareholders voted on the matters set forth below as follows:

(1) Voting results for the election of directors were as follows:

	Number of Votes Received
			Abstained or
Nominees	In Favor	Withheld	Not Voted
Michael K. Paulk	17,134,546	10,808	0
Steven P. Ensz	17,134,517	10,837	0
Douglas MacGregor	17,135,314	10,040	0
James L Ferraro	17,135,314	10,040	0
William Yuan	17,135,314	10,040	0

(2)	Voting results for approval of the adoption of the 2012 Plan were as follows:

Number of Votes Received
		Abstained or
In Favor	Withheld	Not Voted
17,135,000	10,151	87

(3)

Voting results for the approval of approval of the conversion of the Palo Verde Debenture and the exercise of the Warrants (and the conversion and exercise, respectively, of any additional securities) without the limitation of the beneficial ownership limitation were as follows:

Number of Votes Received
		Abstained or
In Favor	Withheld	Not Voted
10,735,116	10,151	87

Item 9.01 Financial Statements and Exhibits

       (d) Exhibits:

10.1	American Natural Energy Corporation 2012 Stock Option Plan.

Signatures

       Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Natural Energy Corporation

Dated: January 18, 2013	By:	/s/ Michael K. Paulk
Michael K. Paulk, President

EXHIBIT INDEX

Exhibit No.	Description
10.1	American Natural Energy Corporation 2012 Stock Option Plan